Exhibit 4.1

UNITEDHEALTH GROUP INCORPORATED

$650,000,000 Floating Rate Notes due March 2, 2009

Officers’ Certificate and Company Order

Pursuant to the Senior Debt Securities Indenture dated as of November 15, 1998, as amended by an Amendment to Indenture dated November 6, 2000 (collectively, the “Indenture”), between UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), and The Bank of New York, as Trustee (the “Trustee”) and resolutions adopted by the Company’s Board of Directors on February 3, 2004 and August 2, 2005, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 104 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to (i) the establishment of a series of Securities, (ii) the establishment of the form of Securities of such series and (iii) the procedures for authentication and delivery of such series of securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A. Establishment of a series of Securities pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1) The Securities shall bear the title “Floating Rate Notes due March 2, 2009” (referred to herein as the “Notes”).

(2) The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $650,000,000 except for (a) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 1007 or 1205 of the Indenture, (b) Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder and (c) any Securities of this series which are issued in the manner contemplated by paragraph 18 hereof.

(3) Interest will be payable to the Person in whose name a Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) immediately preceding each Interest Payment Date (as defined below). In the event that a payment of principal or interest is due on a date that is not a

Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close. “London Business Day” means any day on which dealings in United States dollars are transacted in the London interbank market.

(4) The Stated Maturity Date of the Notes shall be March 2, 2009.

(5) The Notes shall bear interest at a rate per annum equal to LIBOR (as defined below) plus 0.08%, as determined by the Calculation Agent (as defined below) (based on a 360-day year for the actual number of days elapsed) from March 2, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly on March 2, June 2, September 2 and December 2 in each year, commencing June 2, 2006, until the principal thereof is paid or made available for payment. Each such March 2, June 2, September 2 and December 2 shall be an “Interest Payment Date” for the Notes, and each February 15, May 18, August 18 and November 17 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date for the Notes shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

The provision related to interest on overdue principal in Section 501 of the Indenture shall not be applicable to the Notes.

The rate of interest on the Notes will be 4.92% on March 2, 2006, and will be reset on each Interest Payment Date thereafter (the date on which each such reset occurs, an “Interest Reset Date”).

On each Interest Reset Date, the rate of interest on the Notes shall be determined with respect to an Interest Determination Date. The second London Business Day preceding an Interest Reset Date will be the interest determination date (the “Interest Determination Date”) for that Interest Reset Date.

Interest on each of the Notes will accrue from, and including, March 2, 2006, to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or date of Maturity, as the case may be, each such period an “Interest Period.” Accrued interest from March 2, 2006, or from the last date on which interest has been paid or duly provided for, to the date for which interest is being calculated shall be calculated by multiplying the face amount of the applicable Note by the applicable accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor shall be computed by adding the interest factor calculated for each day from March 2, 2006, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The Accrued Interest Factor for each day shall be computed by dividing the per annum interest rate applicable to such day by 360. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date and falls after the first Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date or (iii) if such day is not an Interest Reset Date and falls before the first Interest Reset Date, 4.92%.

All percentages resulting from the above calculation will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to an Interest Period, LIBOR will be the rate (expressed as a percentage per annum) for deposits in United States dollars having a three-month maturity that appears on Telerate Page 3750 at approximately 11:00 A.M. London time on the Interest Determination Date. If on an Interest Determination Date such rate does not appear on Telerate Page 3750 at such time, or if the Telerate Page 3750 is not available on such date, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears as specified in (i) above, the Calculation Agent will obtain such rate from Bloomberg’s “BBAM.” If such rate does not appear on Telerate Page 3750 or Bloomberg L.P. page “BBAM” on an Interest Rate Determination Date at approximately 11:00 A.M., London time, then the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation of the rate (expressed as a percentage per annum) offered by it to prime banks in the London interbank market for three-month deposits in United States dollars in a principal amount of at least $1,000,000 at approximately 11:00 A.M., London time, on such Interest Determination Date. If at least two such quotations are so provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide a quotation of the rate (expressed as a percentage per annum) offered by it for loans in United States dollars to leading European banks, having a three-month maturity in a principal amount of at least $1,000,000 at approximately 11:00 A.M., New York City time, on such Interest Determination Date. If at least two such rates are so provided, the rate for the interest period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service, or any successor service (or such other page as may replace Page 3750 on that service), for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Bank of New York will be the “Calculation Agent.” The Calculation Agent shall calculate the interest rate in accordance with the foregoing. On or before each Calculation Date, the Calculation Agent will determine the interest rate and notify the paying agent. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive and binding and neither the Trustee nor the paying agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of the Accrued Interest Factor made by the paying agent shall be conclusive and binding. The “Calculation Date” pertaining to any Interest Determination Date on a Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.

Notwithstanding the foregoing, the interest rate shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(6) Principal of (and premium, if any) and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for notes bearing identical terms and provisions at the corporate trust office of The Bank of New York, in the City of New York, New York, provided, however, that payment of principal or interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register.

(7) The Notes will not be redeemable.

(8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of the Holder.

(9) The Notes shall not be convertible into shares of Common Stock of the Company or exchangeable for any other securities.

(10) The Trustee shall be the Security Registrar and the Paying Agent.

(11) The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(12) The Notes shall be subject to the covenants and definitions set forth in the Indenture.

(13) The Notes will be issued only in fully registered form and the minimum initial purchase amounts of the Notes shall be $1,000 and any integral multiple of $1,000 in excess thereafter.

(14) The Notes shall be subject to the Events of Default specified in Section 701, paragraphs (i) through (viii), of the Indenture.

(15) The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall not be less than the principal amount thereof.

(16) The Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a “Global Security”) registered in the name of a nominee of the Depositary. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes.

(17) The defeasance provisions set forth in Article IX of the Indenture shall apply to the Notes.

(18) The Company may, so long as no Event of Default has occurred, without the consent of the Holders of the Notes, issue additional notes with the same terms as the Notes in accordance with the corporate authority existing at the time of such additional issuance, and such additional notes shall be considered part of the same series under the Indenture as the Notes. The Notes shall have such other terms and provisions as are provided in the Global Security representing the Notes substantially in the form attached as Exhibit A hereto.

(19) The CUSIP number for the Notes is 91324PAN2.

B. Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

It is hereby established pursuant to Section 201 of the Indenture that the Global Security representing the Notes shall be substantially in the form attached as Exhibit A hereto.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, the Notes in the aggregate principal amount of $650,000,000 registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to or on behalf of The Depository Trust Company on or before 10:30 a.m., Eastern Standard Time, on March 2, 2006.

D. Other Matters.

Attached as Exhibit B hereto are true and correct copies of resolutions adopted by the Board of Directors of the Company at meetings on February 3, 2004 and August 2, 2005; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers’ Certificate and Company Order) are the only resolutions or other action adopted by the Company’s Board of Directors or any committee thereof or by any officers of the Company relating to the offering and sale of the Notes.

The undersigned Vice President and Treasurer being an Authorized Representative as defined in the resolutions of the Board of Directors of the Company adopted at a meeting on February 3, 2004 certifies that (i) he has approved the terms of the Notes as set forth in this Officers’ Certificate and Company Order, (ii) he has approved and ratified the terms and form of the Underwriting Agreement dated February 27, 2006 and the Pricing Agreement dated February 27, 2006 (the “Pricing Agreement”) among the Company and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several Underwriters named in Schedule I to the Pricing Agreement and (iii) he has approved and ratified the Indenture, all in accordance with the authority of such officer pursuant to such resolutions.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of the Notes, (ii) the establishment of the forms of the Notes and (iii) the authentication of the Notes, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Simpson Thacher & Bartlett LLP and David J. Lubben are entitled to rely on this Officers’ Certificate and Company Order in connection with the opinions they are rendering pursuant to Sections 10(b) and 10(c), respectively, of the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and Company Order this 27th day of February, 2006.

UNITEDHEALTH GROUP INCORPORATED

/s/ Robert W. Oberrender
Robert W. Oberrender Vice President and Treasurer

/s/ Dannette Smith
Dannette Smith Assistant Secretary

[Signature page to 2009 Notes Officers’ Certificate and Company Order]